UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2024

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Forbearance Agreement

On December 9, 2024, Velo3D, Inc. (the “Company”) and Velo3d US, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, entered into that certain Forbearance Agreement (the “Forbearance Agreement”) with High Trail Investments ON LLC (“Holder 1,” or in its capacity as collateral agent, the “Collateral Agent”) and HB SPV I Master Sub LLC (“Holder 2” and, together with Holder 1, the “Consenting Holders”), relating to the Company’s Senior Secured Notes due 2026 (the “Notes”).

As of December 9, 2024, defaults and events of default exist under the Notes including those relating to the Company’s failure to (1) make required partial redemption payments since September 2024, (2) make payments of interest since September 2024, (3) deliver required compliance certificates and notices and (4) timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2024, among other matters (collectively, the “Specified EoDs”).

Pursuant to the Forbearance Agreement, from December 9, 2024 until the earliest of: (1) the occurrence of a filing of a chapter 7 bankruptcy proceeding, assignment for the benefit of creditors, receivership, or other insolvency proceedings with respect to the Company or any of its subsidiaries, (2) the occurrence of any default or event of default under the Notes other than the Specified EoDs, and (3) 11:59 PM New York City Time on December 16, 2024, the Collateral Agent and the Consenting Holders agreed to forbear from taking any Enforcement Action (as defined in the Forbearance Agreement) as a result of the occurrence and/or continuation of any Specified EoDs.

The Forbearance Agreement also contains a provision whereby the Company (on behalf of itself and its affiliates) has released and forever discharged the holders of the Notes (the “Holders”) (in their capacities as such), the Collateral Agent (in its capacity as such), and the Holders’ and the Collateral Agent’s affiliates (in each case, in their capacity as such of the Holders / Collateral Agent in such capacities) from any and all claims, demands, actions, suits, obligations and causes of action of any nature whatsoever, whether known or unknown, arising on or before December 9, 2024.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Forbearance Agreement, dated as of December 9, 2024, by and among Velo3D, Inc., Velo3d US, Inc., High Trail Investments ON LLC and HB SPV I Master Sub LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: December 11, 2024	By:	/s/ Bradley Kreger
Bradley Kreger
Chief Executive Officer